EXHIBIT 23.0

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed on January 27, 1998 (Registration No. 333-44999), Registration Statement on Form S-8 filed on August 25, 1998 (Registration No. 333-62217) and Registration Statement on Form S-3 filed on November 5, 1998 (Registration No. 333-64915) of Ocwen Financial Corporation of our report dated February 7, 2001 appearing on page 62 of the 2000 Annual Report to Shareholders which is incorporated by reference into this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 30, 2001

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